[FORM OF DIRECTOR RESTRICTED STOCK AWARD AGREEMENT]
GREENLIGHT CAPITAL RE, LTD.
2023 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of the ___ day of __________ (the “Grant Date”), between Greenlight Capital Re, Ltd., a Cayman Islands exempted company (the “Company”) and [NAME] (the “Grantee”).
RECITALS:
WHEREAS, the Company has adopted the Greenlight Capital Re, Ltd. 2023 Omnibus Incentive Plan (as may be amended, the “Plan”) pursuant to which Shares (as defined in the Plan) may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant an Award of restricted Shares provided for herein to the Grantee in recognition of the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, in consideration for the services rendered by the Grantee to the Company and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of Restricted Stock Award. Pursuant to Section 6 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, [NUMBER] Shares (the “Restricted Stock”) having the rights and subject to the restrictions set out in the Articles of Association of the Company, this Agreement and the Plan. The Restricted Stock restrictions shall lapse and the Restricted Stock shall vest in accordance with Section 4 hereof.
2.Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Agreement.
3.Restrictions. Except as otherwise provided in the Plan or this Agreement, the Restricted Stock may not, any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall result in such Shares being automatically cancelled by the Company. In such case, all of the Grantee’s rights to such Shares shall immediately terminate.
4.Vesting. Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to 100% of the Restricted Stock on the earlier of the first anniversary of the Grant Date and the [2024] annual general meeting of shareholders (the “Vesting Date”); provided, that, the Grantee has not experienced a Termination prior to such Vesting Date.

[FORM OF DIRECTOR RESTRICTED STOCK AWARD AGREEMENT]
(a)Death, Disability. All restrictions will lapse with respect to 100% of the Restricted Stock upon Grantee’s Termination due to death or Disability prior to the Vesting Date.
(b)Change in Control. All restrictions will lapse with respect to 100% of the Restricted Stock upon the occurrence of a Change in Control prior to the Vesting Date; provided, that, the Grantee has not experienced a Termination prior to such Change in Control.
(c)Termination of Continuous Service. Except as otherwise set forth in Section 4(a) or 4(b) above, if the Grantee experiences a Termination for any reason at any time prior to the Vesting Date, the unvested Restricted Stock will be automatically cancelled by the Company and all of the Grantee’s rights to such Shares shall immediately terminate.
5.Taxes.
(a)Tax Withholding. The Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan the amount of taxes required by law to be withheld therefrom, or to require the Grantee to pay the Company in cash such amount required to be withheld. The Grantee may satisfy any foreign, federal, state or local tax withholding obligation relating to the acquisition of Shares under this Award of Restricted Stock by any of the following means (in addition to the Company’s right to withhold or to direct the withholding from any compensation paid to the Grantee by the Company or by an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold vested Restricted Stock otherwise deliverable to the Grantee hereunder; provided, however, that no Restricted Stock is withheld with a value exceeding the minimum amount of tax required to be withheld by applicable law; or (iii) transferring to the Company or to an Affiliate for repurchase for the aggregate sum of US$1.00, owned and unencumbered Shares with a Fair Market Value equal to the amount of the applicable tax liability in exchange for the Company’s or Affiliate’s commitment to remit such amounts to the taxing authority.
(b)Section 83(b) of the Code. If the Grantee properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock as of the Grant Date pursuant to Section 83(b) of the Code, to the extent required by law, the Grantee shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Shares. If the Grantee fails to make such payments, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.
6.Rights as Shareholder; Dividends. The Grantee shall be the record owner of the Restricted Stock unless and until such Shares are cancelled pursuant to Section 3 or Section 4 hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any; provided, however, that any dividends or distributions paid on the Restricted Stock while those shares remain forfeitable will be distributed if, and when, the Restricted Stock to which the dividends or distributions relate become nonforfeitable.
7.Certificates. Reasonably promptly following the Grant Date, the Company shall cause to be issued to the Grantee a certificate in respect of the Restricted Stock which shall bear

[FORM OF DIRECTOR RESTRICTED STOCK AWARD AGREEMENT]
the following (or a similar) legend in addition to any other legends that may be required under federal or state securities laws:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE GREENLIGHT CAPITAL RE, LTD. 2023 OMNIBUS INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GREENLIGHT CAPITAL RE, LTD. A COPY OF THE PLAN AND THE AWARD AGREEMENT ARE ON FILE AT THE OFFICES OF GREENLIGHT CAPITAL RE, LTD.”
The Committee shall require that the certificate evidencing such Restricted Stock be delivered upon issuance to the Company or such other depository as may be designated by the Committee as a depository for safekeeping until the Restricted Stock is cancelled or until the restrictions set forth herein and in the Plan lapse. At the expiration of the restrictions, the Company shall deliver to the Grantee (or the Grantee’s legal representative, beneficiary or heir, if applicable) share certificates for the Shares deposited with it free from legend except as otherwise provided by the Plan or as otherwise required by applicable law.
8.Compliance with Laws and Regulations. The issuance and transfer of the Restricted Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or transfer.
9.Stop-Transfer Instructions. The Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
10.Refusal to Transfer. The Company will not be required to (i) register any transfer of Shares on its register of members if such Shares have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
11.No Right to Continuous Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Grantee’s service at any time.
12.Notices. Any notice provided for in this Agreement or under the Plan must be in writing and must be either personally delivered, transmitted via electronic mail, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via electronic mail, five (5) days after deposit in the mail and one (1) day after deposit for overnight delivery with a reputable overnight courier service.

[FORM OF DIRECTOR RESTRICTED STOCK AWARD AGREEMENT]
If to the Company:
    Greenlight Capital Re, Ltd.
    65 Market Street, Suite 1207
    Jasmine Court, Camana Bay
Grand Cayman, KY1-1205
Cayman Islands
Facsimile: (345) 745-4576

13.If to the Grantee, to Grantee’s physical and/or email address most recently on file with the Company with a copy (which shall not constitute notice) to such other persons as may be designated by Participant in writing.
14.Bound by Plan. By signing this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.
15.Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.
16.Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.
17.Amendment of Award. Subject to Section 17 of this Agreement, the Board at any time and from time to time may amend the terms of this Award of Restricted Stock; provided, however, that except as otherwise provided in the Plan, the Grantee’s rights under this Award shall not be materially impaired by any such amendment unless (i) the Company requests the Grantee’s consent and (ii) the Grantee consents in writing.
18.Adjustment Upon Changes in Capitalization. This Award of Restricted Stock may be adjusted as provided in the Plan including, without limitation, Section 10 of the Plan. The Grantee, by his execution and entry into this Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.
19.Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by, and determined in accordance with, the laws of the Cayman Islands.
20.Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
21.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.
22.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[FORM OF DIRECTOR RESTRICTED STOCK AWARD AGREEMENT]

[SIGNATURE PAGE FOLLOWS]

[FORM OF DIRECTOR RESTRICTED STOCK AWARD AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ day of ________.

                            GREENLIGHT CAPITAL RE, LTD.

                            _________________________________
                            By: Faramarz Romer
                            Title: CFO

                            _________________________________
                            [NAME OF GRANTEE]